Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in JMP Group Inc. Registration Statement No. 333-161538 on Form S-3 and JMP Group Inc. Registration Statement No. 333-142956 on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements for the year ended December 31, 2008 of New York Mortgage Trust, Inc. appearing in the Annual Report on Form 10-K of JMP Group Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 7, 2011